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Exhibit 3.21

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
BC CHILE INVESTMENT CORPORATION

        BC Chile Investment Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certified as follows:

        1.     The name of the corporation is BC Chile Investment Corporation and the original certificate of incorporation of the corporation was filed with the Secretary of the State of the State of Delaware on January 23, 1997.

        2.     This Amended and Restated Certificate of Incorporation was duly adopted by the sole Director and the sole Stockholder of the corporation in accordance with the provisions of the Sections 242 and 245 of the General Corporation Law of the State of Delaware.

        3.     This Amended and Restated Certificate of Incorporation integrates and restates in its entirety the certificate of incorporation of the corporation, and this Amended and Restated Certificate of Incorporation shall become effective upon filing in the office of the Secretary of State of the State of Delaware.

        4.     The text of the certificate of incorporation of the corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I
NAME

        The name of the corporation is BC Chile Investment Corporation (The "Corporation").

ARTICLE II
REGISTERED OFFICE AND AGENT

        The address of the corporation's registered office in the State of Delaware is 9 East Loockerman Street, Suite 1-B, in the City of Dover, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE III
PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law (the "DGCL").

ARTICLE IV
CAPITAL STOCK

        The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is one thousand (1,000) shares consisting of:

        One thousand (1,000) shares of Common Stock, par value one cent ($0.01) per share.

ARTICLE V
DURATION

        The Corporation is to have perpetual existence.

ARTICLE VI
BOARD OF DIRECTORS

        In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.

ARTICLE VII
MEETINGS OF STOCKHOLDERS; BOOKS OF CORPORATION

        Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

ARTICLE VII
LIMITATION OF LIABILITY

        To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE EIGHT shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE IX
SECTION 203

        The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE X
AMENDMENT

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

        IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed by J.W. Holleran, the Corporation's authorized officer, this 27th day of October, 2004.

BC CHILE INVESTMENT CORPORATION
By:	/s/ J.W. HOLLERAN
Name:	J.W. Holleran
Title:	President

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AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF BC CHILE INVESTMENT CORPORATION